UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 4, 2008	000-52641
Date of Report (Date of earliest event reported)	Commission File Number

SILVER RESERVE CORP.
(Exact name of registrant as specified in its charter)

Delaware	98-0492752
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1226 White Oak Blvd., Suite 10A Oakville, Ontario L6H 2B9
(Address of Principal Executive Offices) (Zip Code)

905-845-1073
(Registrant’s telephone number, including area code)

Item 5.02	Departure of Certain Directors or Officers; Election of Directors

Effective as of February 4, 2008, Silver Reserve Corp. (the “Company”) appointed Roger M. Hall to fill a vacancy on the Company’s Board of Directors. Also effective as of February 4, 2008, Mr. Hall was appointed as the Company’s Chief Operating Officer.

Mr. Hall comes to the Company with over twenty-nine years experience in the mineral exploration industry. He graduated with a degree in geology from Ohio University in Athens, Ohio in 1978. He received his master’s degree in geology from Ohio University in 1983. Mr. Hall has held various positions as a geologist since his graduation in 1978. Since 1993 Mr. Hall has provided project oversight, contract supervision and geological consultations for mineral exploration and development companies.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER RESERVE CORP.

February 6, 2008	/s/ Stafford Kelley
Name: Stafford Kelley
Title: Secretary